EXHIBIT 99.2

SBR, INC. ELECTION FORM

Pursuant to the terms of the Agreement and Plan of Merger dated February 9, 2006 by and among Fortune Brands, Inc., Brightstar Acquisition LLC and SBR, Inc. (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), and as described and set forth in the Proxy Statement/Prospectus dated                     , 2006 delivered with this Election Form, upon consummation of the Merger each Company Common Share and/or Company Purchase Rights Share of SBR, Inc. will be converted into the right to receive either cash or Fortune Brands, Inc. common stock. As a holder of Company Common Shares and/or Company Purchase Right Shares, you are being given the opportunity to elect for each Company Common Share and Company Purchase Rights Share:

•	a number of shares of common stock of Fortune Brands equal to the Exchange Ratio, together with any cash in lieu of fractional Fortune Brands shares (as may be adjusted pursuant to the terms of the Merger Agreement); or

•	the Per Share Cash Election Consideration.

YOUR ELECTION IS SUBJECT TO CERTAIN PRORATION RULES, AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANING SET FORTH IN THE MERGER AGREEMENT.

PLACE AN [X] IN ONE ELECTION BOX ONLY

(1)	[ ]	If you are electing to receive all Fortune Brands common stock, please check box (1) only.

(2)	[ ]	If you are electing to receive all cash, please check box (2) only.

(3)	[ ]	Cash: shares Stock: shares

If you choose to receive a combination of Fortune Brands common stock and cash, check box (3) only and indicate the number of your SBR shares for which you are electing to receive all Fortune Brands common stock and the number of your SBR shares for which you are electing to receive all cash.

Please note that you will be deemed to make an election of all cash with respect to any remaining Company Common Shares or Company Purchase Rights not allocated above.

IF THE COMPANY HAS NOT RECEIVED AN EFFECTIVE ELECTION FORM AT THE COMPANY’S OFFICE IDENTIFIED BELOW BY 5:00 P.M., EASTERN STANDARD TIME, ON OR PRIOR TO                     , 2006, YOU SHALL BE DEEMED TO HAVE MADE NO ELECTION AND YOU SHALL RECEIVE ALL CASH WITH RESPECT TO SUCH SHARES AND/OR RIGHTS.

I/we the undersigned, represent and warrant that I/we am/are the registered holder(s) of the shares of Company Common Shares and/or Company Purchase Rights Shares represented by the election above and have full power and authority to give the instructions in this Election Form. By signing this form I/we swear, depose and state that I/we am/are the lawful owner(s) of the securities described in the Election Form, and such securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of.

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Signature of Stockholder                                                      Date                             Daytime Telephone #

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Signature of Stockholder                                                      Date                             Daytime Telephone #

NOTE: Please sign, date and include your daytime telephone number in this Election Form above after completing all other applicable sections return this form in the enclosed envelope. This form MUST be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

WHERE TO FORWARD YOUR ELECTION FORM

Upon completion, this Election Form should be sent or delivered to the Company by mail, hand or overnight courier at the address set forth below:

SBR, Inc.

5300 Briscoe Road

Parkersburg, WV 26102

Attention: Samuel B. Ross, II

Facsimile: 304-424-6714

UPON RECEIPT OF THIS ELECTION FORM DULY COMPLETED, THE COMPANY SHALL FORWARD THIS ELECTION FORM TO THE ESCROW AND EXCHANGE AGENT ON YOUR BEHALF. YOU MUST SIGN THIS ELECTION FORM WHERE INDICATED ABOVE. THE COMPANY ANTICIPATES THAT, UPON CONSUMMATION OF THE MERGER IN ACCORDANCE WITH THE TERMS THEREOF, THE MERGER CONSIDERATION WILL BE PROMPTLY DISTRIBUTED TO SBR SHAREHOLDERS WHO HAVE SUBMITTED DULY EXECUTED LETTERS OF TRANSMITTAL AS OF THE DATE THEREOF AND PROMPTLY THEREAFTER FOLLOWING RECEIPT THEREOF.